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                                                                    EXHIBIT 10.2


                      ANNUITY AND LIFE RE (HOLDINGS), LTD.

                              RESTRICTED STOCK PLAN

                          (Effective February 12, 2002)
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                                TABLE OF CONTENTS

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SECTION 1          Definitions...............................................       1

SECTION 2          Administration............................................       3

SECTION 3          Eligibility...............................................       3

SECTION 4          Common Shares.............................................       3

SECTION 5          Granting of Restricted Stock .............................       4

SECTION 6          Terms and Conditions of Restricted Stock..................       4

SECTION 7          Restricted Stock Agreements - Other Provisions............       5

SECTION 8          Capital Adjustments.......................................       6

SECTION 9          Amendment or Discontinuance of the Plan...................       6

SECTION 10         Miscellaneous.............................................       6

SECTION 11         Change in Control.........................................       7
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                      ANNUITY AND LIFE RE (HOLDINGS), LTD.

                              RESTRICTED STOCK PLAN

                  This ANNUITY AND LIFE RE (HOLDINGS), LTD. RESTRICTED STOCK PLAN is intended to provide a means whereby Annuity and Life Re (Holdings), Ltd. may, through the grant of Restricted Stock to Key Employees, attract and retain such individuals and motivate them to exercise their best efforts on behalf of the Company and of any Related Corporation.

SECTION 1 DEFINITIONS

                  As used in the Plan, the following words and terms shall have the meanings hereinafter set forth unless the context clearly indicates otherwise:

                  (a) BOARD. The term "Board" shall mean the Board of Directors of the Company.

                  (b) CODE. The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (c) COMMITTEE. The term "Committee" shall mean the Company's Compensation Committee which shall consist of not less than two (2) directors of the Company who shall be appointed by, and shall serve at the pleasure of, the Board. Each member of such Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company. It is intended that each member of the Committee shall be a Rule 16b-3 Non-Employee Director. Notwithstanding the foregoing, if the Committee does not consist solely of two (2) or more Rule 16b-3 Non-Employee Directors, the full Board shall serve as the Committee if it is intended that Restricted Stock satisfy the advance approval requirements of 17 CFR Section 240.16b-3.

                  (d) COMMON SHARES. The term "Common Shares" shall mean the common shares of the Company, par value $1.00 per share.

                  (e) COMPANY. The term "Company" shall mean Annuity and Life Re (Holdings), Ltd., a Bermuda corporation.

                  (f) FAIR MARKET VALUE. The term "Fair Market Value" shall mean the fair market value of Common Shares and shall be the quoted closing price of such Common Shares on the New York Stock Exchange (or on any other securities exchange on which the Common Shares subsequently trade) on the date as of which Fair Market Value is determined.

                  (g) GRANTEE. The term "Grantee" shall mean a Key Employee to whom Restricted Stock has been granted.
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                  (h) KEY EMPLOYEE. The term "Key Employee" shall mean an
         officer or any other key employee of the Company or of a Related Corporation.

                  (i) PLAN. The term "Plan" shall mean the Annuity and Life Re (Holdings), Ltd. Restricted Stock Plan, as set forth herein and as amended from time to time.

                  (j) RELATED CORPORATION. The term "Related Corporation" shall mean either a corporate subsidiary of the Company, as defined in section 424(f) of the Code, or the corporate parent of the Company, as defined in section 424(e) of the Code.

                  (k) RESTRICTED STOCK. The term "Restricted Stock" shall mean Common Shares granted to a recipient at no cost, subject to whatever restrictions are determined by the Committee.

                  (l) RESTRICTED STOCK AGREEMENT. The term "Restricted Stock Agreement" shall mean a written document evidencing a grant of Restricted Stock, as described in Section 7 hereof.

                  (m) RULE 16b-3 NON-EMPLOYEE DIRECTOR. The term "Rule 16b-3 Non-Employee Director" shall mean a director who:

                           (1) Is not currently an officer (as defined in 17
                  CFR Section 240.16a-1(f)) of, or otherwise currently employed by, the Company or a parent or subsidiary of the Company within the meaning of 17 CFR Section 240.16b-3(b)(3);

                           (2) Does not receive compensation, either directly or
                  indirectly, from the Company or a parent or subsidiary of the Company (within the meaning of 17 CFR Section 240.16b-3(b)(3)) for services rendered as a consultant or in any other capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required under 17 CFR Section 229.404(a);

                           (3) Does not possess an interest in any other
                  transaction for which disclosure would be required pursuant to 17 CFR Section 229.404(a); and

                           (4) Is not engaged in a business relationship for
                  which disclosure would be required pursuant to 17
                  CFR Section 229.404(b).

         SECTION 2 ADMINISTRATION

                  The Plan shall be administered by the Committee. The Committee shall have full authority, subject to the terms of the Plan, to select the Key Employees to be granted Restricted Stock under the Plan, to grant Restricted Stock on behalf of the Company, and to set the restrictions and other terms to which such Restricted Stock is subject.

                  The Committee may correct any defect, supply any omission, and reconcile any inconsistency in this Plan and in any Restricted Stock Agreement hereunder in the manner and to


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the extent it shall deem desirable. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify, or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations, and interpretations shall be binding and conclusive upon the Company, its shareholders, and all employees, officers and directors, upon their respective legal representatives, beneficiaries, successors, and assigns, and upon all other persons claiming under or through any of them.

                  No member of the Board or the Committee shall be liable for any action or determination made with respect to the Plan or any Restricted Stock Agreement hereunder, except to the extent that by law such liability may not be so limited.

         SECTION 3 ELIGIBILITY

                  Key Employees shall be eligible to receive Restricted Stock under the Plan. More than one grant of Restricted Stock may be made to a Key Employee under the Plan.

         SECTION 4 COMMON SHARES

                  Restricted Stock may be granted under the Plan with respect to a maximum of 1,200,000 Common Shares. No single Key Employee may be granted more than 250,000 Common Shares under this Plan. The maximum number of Common Shares available under the Plan and that may be granted to any single Key Employee shall be subject to adjustment as provided in Section 8 hereof. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

                  If any Restricted Stock granted under the Plan is forfeited for any reason whatever, the forfeited Common Shares shall continue to be available for granting as Restricted Stock under the Plan as fully as if such Common Shares had never been granted as Restricted Stock.

         SECTION 5 GRANTING OF RESTRICTED STOCK

                  From time to time until the expiration or earlier suspension or discontinuance of the Plan, the Committee may, on behalf of the Company, grant to Key Employees under the Plan such Restricted Stock as it determines is warranted. The granting of Restricted Stock under the Plan shall not be deemed either to entitle the Key Employee to, or to disqualify the Key Employee from, any participation in any other grant of Restricted Stock under the Plan. In making any determination as to whether a Key Employee shall be granted Restricted Stock and as to the number of Common Shares to be covered by such grant, the Committee shall take into account the duties of the Key Employee, his or her present and potential contributions to the success of the Company or a Related Corporation, and such other factors as the Committee shall deem relevant in accomplishing the purposes of the Plan.


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         SECTION 6 TERMS AND CONDITIONS OF RESTRICTED STOCK

                  Restricted Stock granted pursuant to the Plan shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of this Plan as the Committee shall deem desirable:

                  (a) GRANT. Restricted Stock may be granted to a Key Employee, as determined by the Committee.

                  (b) RIGHTS AS A STOCKHOLDER. Unless the Committee determines otherwise, a Key Employee who receives Restricted Stock shall have the rights of a stockholder with respect to the Restricted Stock, including voting and dividend rights, subject to the restrictions described in subsection (c) below and any other conditions imposed by the Committee at the time of grant. Unless the Committee determines otherwise, certificates evidencing Common Shares of Restricted Stock shall remain in the possession of the Company until such Common Shares are free of all restrictions under the Plan.

                  (c) RESTRICTIONS. Except as otherwise specifically provided by the Plan or in a Restricted Stock Agreement, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of otherwise than by will or by the laws of descent and distribution, and, if the Grantee ceases to be an employee of the Company and its Related Corporations for any reason, must be forfeited to the Company. These restrictions shall lapse at such time or times, and on such conditions, as the Committee may specify in the Restricted Stock Agreement. Upon the lapse of all restrictions, the Common Shares shall cease to be Restricted Stock for purposes of the Plan. The Committee may at any time accelerate the time at which the restrictions on all or any part of the Common Shares will lapse.

                  (d) NOTICE OF TAX ELECTION. Any Grantee making an election under section 83(b) of the Code for the immediate recognition of income attributable to a grant of Restricted Stock must provide a copy thereof to the Company within 10 days of the filing of such election with the Internal Revenue Service.

                  (e) TERMINATION OF EMPLOYMENT OR SERVICE. Except as otherwise determined by the Committee, all Restricted Stock held by the Grantee at the time of termination of the Grantee's employment or service with the Company and all Related Corporations for any reason must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock shall be so transferred without any further action by the Grantee), in accordance with subsection (c) above.

                  (f) LISTING AND REGISTRATION OF SHARES. Each grant of Restricted Stock shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the Common Shares covered thereby upon any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of,


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         or in connection with, the granting of such Restricted Stock, or that action by the Company or by the Grantee should be taken in order to obtain an exemption from any such requirement, no such Restricted Stock may be granted, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee.

                  (g) WITHHOLDING AND USE OF SHARES TO SATISFY TAX OBLIGATIONS. The obligation of the Company to deliver Common Shares pursuant to any grant of Restricted Stock shall be subject to applicable tax withholding requirements. The Committee, in its discretion (and subject to such withholding rules ("Withholding Rules") as shall be adopted by the Committee), may permit the Grantee to satisfy the minimum required withholding tax, in whole or in part, by electing to have the Company withhold (or by returning to the Company) Common Shares, which shares shall be valued, for this purpose, at their Fair Market Value on the date an amount is includible in income by the Grantee. An election to use Common Shares to satisfy tax withholding requirements must be made in compliance with and subject to the Withholding Rules. The Committee may limit the number of Common Shares withheld to satisfy the tax withholding requirements to the extent necessary to avoid adverse accounting consequences.

         SECTION 7 RESTRICTED STOCK AGREEMENTS - OTHER PROVISIONS

                  Restricted Stock granted under the Plan shall be subject to Restricted Stock Agreements in such form as the Committee shall, from time to time, approve, which Restricted Stock Agreements shall contain such provisions, not inconsistent with the provisions of the Plan, as the Committee shall deem advisable. Each Grantee shall enter into, and be bound by, such Restricted Stock Agreement.

         SECTION 8 CAPITAL ADJUSTMENTS

                  The number of Common Shares which may be delivered under the Plan and to any single Key Employee under the Plan, as stated in Section 4 hereof, and the number of Common Shares of outstanding Restricted Stock under the Plan shall be adjusted to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company.

                  In the event of a corporate transaction (as that term is described in section 424(a) of the Code and the Treasury Regulations issued thereunder, as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding grant of Restricted Stock shall be assumed by the surviving or successor corporation or by a parent or subsidiary of such corporation if such corporation is the employer corporation (as provided in section 424(a) of the Code and the regulations thereunder); provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Restricted Stock grants to Key Employees if it determines that such termination is in the best interests of the Company. Further, the Committee, in its discretion, may remove the restrictions from the outstanding shares of Restricted Stock.


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                  The Committee also may, in its discretion, change the terms of any outstanding Restricted Stock grant to reflect any such corporate transaction.

         SECTION 9 AMENDMENT OR DISCONTINUANCE OF THE PLAN

                  The Board from time to time may suspend or discontinue the Plan or amend it in any respect whatsoever. Notwithstanding the foregoing, except as otherwise provided in the Plan no such suspension, discontinuance or amendment shall materially impair the rights of any holder of outstanding Restricted Stock without the consent of such holder.

         SECTION 10 MISCELLANEOUS

                  (a) GOVERNING LAW. The operation of, and the rights of Grantees under, the Plan and the Restricted Stock Agreements thereunder shall be governed by applicable United States laws and otherwise by the laws of Bermuda (without reference to principles of conflict of laws).

                  (b) RIGHTS. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted Restricted Stock, or any other right hereunder, unless and until the Committee shall have granted such individual Restricted Stock, and then his or her rights shall be only such as are provided by the Restricted Stock Agreement.

                  Notwithstanding any provisions of the Plan or the Restricted Stock Agreement with a Grantee, the Company shall have the right, in its discretion, to retire a Key Employee at any time pursuant to its retirement rules or otherwise to terminate a Key Employee's employment or service at any time for any reason whatsoever.

                  (c) INDEMNIFICATION OF BOARD AND COMMITTEE. Without limiting any other rights of indemnification which they may have from the Company and any Related Corporation, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses incurred by them (including reasonable attorneys' fees and expenses) in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Restricted Stock Agreement thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except to the extent that by law such indemnification may not be so provided. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf.


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         SECTION 11 CHANGE IN CONTROL

         (a) GENERAL. All restrictions shall be removed from any outstanding shares of Restricted Stock upon a Change in Control of the Company.

         (b) DEFINITION OF CHANGE IN CONTROL. For purposes of this Section 11, a "Change in Control" of the Company shall be deemed to have occurred if:

                  (1) Any person, including a group of persons acting in concert, becomes the beneficial owner of shares of the Company having 50 percent or more of the total number of votes that may be cast for the election of directors of the Company;

                  (2) There occurs any cash tender or exchange offer for shares of the Company, merger or other business combination, or any combination of the foregoing transactions, and as a result of or in connection with any such event persons who were directors of the Company before the event shall cease to constitute a majority of the board of directors of the Company or any successor to the Company; or

                  (3) There occurs a sale, conveyance, or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company.


                  IN WITNESS WHEREOF, Annuity and Life Re (Holdings), Ltd. has caused these presents to be duly executed this 12th day of February, 2002.


                                     ANNUITY AND LIFE RE (HOLDINGS), LTD.



                                     By:  /s/ Lawrence S. Doyle
                                        ----------------------------------------
                                          President and Chief Executive Officer


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